                                                                                                         EXHIBIT 11

                                            GATEWAY BANCSHARES, INC.
                          CONSOLIDATED STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                                                  (unaudited)


The  following tabulation presents the calculation of basic and diluted earnings per common share for the three-
and nine-month periods ended September 30, 2004 and  2003.


                                                          Three Months Ended              Nine Months Ended
                                                     ------------------------------  ------------------------------
                                                     September 30,   September 30,   September 30,   September 30,
                                                          2004            2003            2004            2003
                                                     --------------  --------------  --------------  --------------

Basic net income                                     $      488,905  $      396,929  $    1,450,686  $    1,132,934
                                                     ==============  ==============  ==============  ==============

Basic earnings on common shares                      $      488,905  $      396,929  $    1,450,686  $    1,132,934
                                                     ==============  ==============  ==============  ==============

Weighted average common shares outstanding, basic           652,638         658,171         652,638         673,711
                                                     ==============  ==============  ==============  ==============

Basic earnings per common share                      $         0.75  $         0.60  $         2.22  $         1.68
                                                     ==============  ==============  ==============  ==============

Basic net income per common share                    $         0.75  $         0.60  $         2.22  $         1.68
                                                     ==============  ==============  ==============  ==============

Diluted net income                                   $      488,905  $      396,929  $    1,450,686  $    1,132,934
                                                     ==============  ==============  ==============  ==============

Diluted earnings on common shares                    $      488,905  $      396,929  $    1,450,686  $    1,132,934
                                                     ==============  ==============  ==============  ==============

Weighted average common shares outstanding, diluted         725,175         697,554         725,175         713,698
                                                     ==============  ==============  ==============  ==============

Diluted earnings per common share                    $         0.67  $         0.57  $         2.00  $         1.59
                                                     ==============  ==============  ==============  ==============

Diluted net income per common share                  $         0.67  $         0.57  $         2.00  $         1.59
                                                     ==============  ==============  ==============  ==============